                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement      / / Confidential, for Use of the
/X/ Definitive Proxy Statement           Commission Only (as permitted by Rule
                                         14a-6(e)(2))
/ / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                              LAMONTS APPAREL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

    / /  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                              LAMONTS APPAREL, INC.

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 9, 1999

                              ---------------------

THE STOCKHOLDERS OF LAMONTS APPAREL, INC.:

         The Annual Meeting of Stockholders of Lamonts Apparel, Inc. (the "Company") will be held at the offices of the Company, 12413 Willows Road N.E., Kirkland, Washington 98034, on July 9, 1999 at 10:00 a.m. local time, for the following purposes:

1. To elect five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve an Amendment to the Company's Certificate of Incorporation eliminating the prohibition against the issuance of nonvoting equity securities;

3. To approve certain amendments to Lamonts Apparel, Inc. 1998 Stock Option Plan described in the accompanying Proxy Statement; and

4. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on May 17, 1999 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting. A list of such stockholders will be open to examination by any stockholder at the annual meeting and for a period of ten days prior to the date of the annual meeting during business hours at the Company's executive offices.

         All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      Debbie A. Brownfield
                                      SECRETARY

Kirkland, Washington
June 4, 1999

                        IF YOU HAVE ANY QUESTIONS OR NEED
                     ASSISTANCE COMPLETING YOUR PROXY CARD,
                                  PLEASE CALL:

                            MACKENZIE PARTNERS, INC.
                   156 Fifth Avenue, New York, New York 10010
                          (212) 929-5500 (call collect)
                                       or
                          CALL TOLL-FREE (800) 322-2885

--------------------------------------------------------------------------------

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. THANK YOU FOR ACTING PROMPTLY.

--------------------------------------------------------------------------------

                              LAMONTS APPAREL, INC.
                             12413 WILLOWS ROAD N.E.
                           KIRKLAND, WASHINGTON 98034
                                 (425) 814-5700

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Lamonts Apparel, Inc., a Delaware corporation (the "Company" or "Lamonts"). The proxy is solicited for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the executive offices of the Company, 12413 Willows Road N.E., Kirkland, Washington 98034, on July 9, 1999 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. This proxy statement and the form of proxy, together with the Company's 1999 Annual Report, are being first mailed to the Company's stockholders on or about June 4, 1999.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         Only stockholders of record at the close of business on May 17, 1999 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 9,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and 10 shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" and together with Class A Common Stock, the "Common Stock"). The shares of Class A Common Stock and Class B Common Stock have identical voting rights and vote together as a single class on all matters except that, upon the occurrence of certain events and with respect to certain specified matters, the holders of Class B Common Stock have special voting rights. Holders of Common Stock are entitled to one vote for each share of Common Stock held by them. In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be represented at the Annual Meeting, either in person or by proxy.

         All shares represented by each properly executed, unrevoked proxy, in the form accompanying this proxy statement, which is received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors listed in the proxy for election to the Board, in favor of Proposals 2 and 3 and in the discretion of the proxy holders with respect to any matters that may properly come before the Annual Meeting, including a motion to adjourn the Annual Meeting or the vote on any item of business to another time and place (including for the purpose of soliciting additional proxies). See "OTHER MATTERS."

         Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Proposal 2 will require the approval of a majority of the outstanding shares of Common Stock and Proposal 3 will require approval of a majority of the outstanding shares of Common Stock present and entitled to vote. Abstentions and non-vote as to a particular proposal will have the same effect as votes against such proposal.

         Any stockholder giving a proxy in the form accompanying this proxy statement has the power to revoke the proxy prior to its exercise. A proxy can be revoked by (i) delivering to the Secretary of the Company an instrument of revocation prior to the Annual Meeting , (ii) presenting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked at the Annual Meeting, or (iii) attending the Annual Meeting and electing to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

         The expense of soliciting proxies will be borne by the Company. The solicitation will be by mail. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's stock. Further solicitation of proxies may be made by telephone or oral communication with stockholders by directors, officers and other employees of the Company who will not receive additional compensation for the solicitation and by Mackenzie Partners, Inc. whose services to the Company will include the solicitation of proxies from brokers, banks and nominees for which it will receive payment of $7,500 plus out-of-pocket expenses.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The nominees securing the highest number of votes, up to the number of directors to be elected, will be elected as directors. It is intended that proxies received will be voted FOR the election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present Board. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

         All five nominees are currently serving as directors of the Company. Messrs. Schlesinger and Rothschild were elected to the Board by the Company's stockholders prior to the Company filing a voluntary petition for relief under Chapter 11 ("Chapter 11") of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for Western District of Washington at Seattle (the "Bankruptcy Court"). In connection with the Company's Modified and Restated Plan of Reorganization (the "Plan of Reorganization"), as confirmed by the Bankruptcy Court, Messrs. Springel, Wiesner and Buxbaum were designated for addition to the Board by the Board of Directors (as constituted prior to January 31, 1998, the effective date (the "Plan Effective Date") of the Plan of Reorganization), such designations having been approved by the official committees that represented the Company's unsecured creditors and bondholders in connection with the Plan of Reorganization. All the current members of the Board of Directors began their current terms of office upon the effectiveness of the Plan of Reorganization on the Plan Effective Date.

INFORMATION CONCERNING THE NOMINEES

         The following table indicates the name and age of each nominee as of the date of this proxy statement, all positions with the Company held by the nominee, and the year during which the nominee first was elected or appointed a director.


                                                                                            Director
               Name                   Age         Position with the Company           Continuously Since
------------------------------        ---    ----------------------------------       ------------------
Alan R. Schlesinger                    56    Chairman of the Board, Chief                     1994
                                             Executive Officer and President
Loren R. Rothschild                    60    Vice Chairman of the Board                       1992
Stanford Springel (1)(2)               52    Director                                         1998
John J. (Jack) Wiesner(1)(2)           61    Director                                         1998
Paul M. Buxbaum(1)(2)                  44    Director                                         1998


(1)  Member of the Compensation Committee of the Board.

(2)  Member of the Audit Committee of the Board.

         MR. SCHLESINGER joined Lamonts as President and Chief Executive Officer in November 1994. In December 1994, Mr. Schlesinger was appointed Chairman of the Board. From 1991 to 1994, Mr. Schlesinger was a Senior Vice President with The May Company Department Stores, a retail apparel company.

         MR. ROTHSCHILD, a Director of the Company since October 1992, became Vice Chairman of the Board in December 1994. In addition, Mr. Rothschild has served as President and Director of Sycamore

Hill Capital Group, a private investment firm, since September 1993. Prior to that time, he served as Vice Chairman and President of American Protection Industries, Inc. ("API"), a privately held company engaged in direct marketing of collectibles, home decor products, flowers by wire clearing house, and real estate and agribusiness, and Vice Chairman of The Franklin Mint, a home collectibles and decor products company, from 1985 to June 1992. From 1988 to June 1992, Mr. Rothschild also served as Chairman and Chief Executive Officer of API's Agribusiness division.

         MR. SPRINGEL has served on the Board of Directors of the Company since the Plan Effective Date. Since 1991, Mr. Springel has acted as an independent consultant serving in a variety of executive roles providing domestic and international turnaround management services to financially distressed companies, including (i) Omega Environmental, Inc., an environmental services company currently in Chapter 11 where, since June 1997, Mr. Springel has served as Chief Executive Officer, (ii) Interlogic Trace, Inc., ("Interlogic"), a nationwide provider of computer maintenance and repair services where, from February 1995 to December 1995, Mr. Springel served as Interim Chief Operating Officer and Interim President, (iii) Riedel Environmental Technologies, Inc. ("Riedel"), an environmental remediation and services company where, from January 1994 to March 1996, Mr. Springel served as Interim Chief Executive Officer and President and, for a period of time, as a member of the board of directors, and (iv) Ter Meulen Post, a Dutch retail catalogue company where, during 1993, Mr. Springel served as Chief Operating Officer. Both Interlogic and Riedel were in Chapter 11 during Mr. Springel's association with those companies. Since December 1995, Mr. Springel has served on the board of directors of Pinebrook Capital.

         MR. WIESNER has served on the Board of Directors of the Company since the Plan Effective Date. From April 1987 to June 1997, Mr. Wiesner served as Chairman of the Board and Chief Executive Officer of C.R. Anthony Company, a regional apparel retailer with 246 stores operating in central and midwestern states which was acquired by Stage Stores in June 1997. Since July 1997, Mr. Wiesner has served on the board of directors of Stage Stores, Inc., a regional department store chain, and, since December 1997, Mr. Wiesner has served on the board of directors of Elder Beerman, an apparel retail company.

         MR. BUXBAUM has served on the Board of Directors of the Company since the Plan Effective Date. Since 1983, Mr. Buxbaum has been a principal of Buxbaum Group & Associates, Inc., a national consulting firm specializing in providing liquidation analysis and asset recovery services to banks and other financial institutions. Since April 1993, Mr. Buxbaum has served as Chairman of the Board of Ames Department Stores, Inc., a discount department store with more than 400 locations in the midwestern United States. Mr. Buxbaum served on the board of directors of Richman Gordman 1/2 Price Stores, a discount department store chain, from August 1993 to October 1998, and, since April 1998, Mr. Buxbaum has served as the Chief Executive Officer and serves on the board of directors of Global Health Sciences, Inc., a developer and manufacturer of dietary and nutritional supplements.

                        THE BOARD UNANIMOUSLY RECOMMENDS
             A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.


BOARD AND COMMITTEE MEETINGS

         The Board met nine times during the 52 weeks ended January 30, 1999 ("Fiscal 1998"). No incumbent director participated in fewer than 75% of the total number of meetings of the Board and all committees of the Board on which he served that were held during the period he served on the Board or such committees.

         The Compensation Committee met four times during Fiscal 1998. The members of the Compensation Committee are Messrs. Springel, Wiesner and Buxbaum. The Compensation Committee's duties and responsibilities include, among other things, reviewing, approving and recommending to the full Board of Directors the salaries and other compensation arrangements of all other officer employees of Lamonts and administering the Stock Option Plan. See "Report of Board of Directors on Executive Compensation" below.

         The Audit Committee did not meet during Fiscal 1998. The members of the Audit Committee are Messrs. Springel, Wiesner and Buxbaum. The Audit Committee's duties and responsibilities include, among other things, meeting with the Company's independent accountants to review the scope and results of audits and other activities of Lamonts, evaluating the independent accountants' performance, and recommending to the Board of Directors as to whether the accounting firm should be retained by the Company for the ensuing fiscal year. In addition, the committee reviews the Company's internal accounting and financial controls and reporting systems and practices.

         The Board does not have a nominating committee.

DIRECTOR COMPENSATION

         The Company has agreed to pay each director (other than Messrs. Schlesinger and Rothschild) fees of $2,500 for each meeting of the Board attended in person, $500 for each meeting attended telephonically, and $1,500 for each meeting of the Audit Committee and the Compensation Committee attended in person and $500 for each meeting attended telephonically, plus reimbursement for reasonable out-of-pocket expenses incurred in connection with attending such meetings. In addition, on February 26, 1998, the Compensation Committee granted stock options ("Stock Options") under the Company's 1998 Stock Option Plan (the "Stock Option Plan") to purchase 5,000 shares of Common Stock to each director (other than Messrs. Schlesinger and Rothschild). Each such Stock Option has an exercise price of $1.00 per share, a term of ten years and vests as follows: 25% on the date of grant; and 25% on each anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During Fiscal 1998, management compensation issues generally were reviewed and approved by the Compensation Committee, which was composed of Messrs. Springel, Wiesner and Buxbaum, all of whom are non-employee directors. During Fiscal 1998, no executive officer of the Company served on the board of directors or compensation committee of another company that had an executive officer serve on the Board or the Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the outstanding Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to or maintained by the Company (and in the case of directors and officers, written representations made by them to the Company) that no other reports were required, during Fiscal 1998, all Section 16(a) filing requirements applicable to the Company's directors, officers, directors and greater-than-ten-percent stockholders were met.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth information regarding the Company's outstanding shares of Common Stock beneficially owned as of April 15, 1999 by:
(i) each person who, to the best knowledge of the Company, beneficially owns more than five percent of the outstanding Common Stock; (ii) all directors;
(iii) all executive officers named in the Summary Compensation Table below; and
(iv) all directors and executive officers as a group. The information relating to ownership of shares is based upon information furnished to the Company. The Company believes that the beneficial owners of the Common Stock, based on information supplied by such owners (or, in the case of beneficial owners of 5% or more of the Common Stock, upon information filed by such owners with the
SEC), have sole investment and voting power with respect to the shares of Common Stock shown as being beneficially owned by them, except as otherwise set forth in the footnotes to the table.

         For purposes of calculating beneficial ownership below, shares beneficially owned include (a) shares of Common Stock issuable upon the exercise of stock options ("Stock Options") issued under the Company's 1998 Stock Option Plan (the "Stock Option Plan") which will be exercisable within 60 days of April 15, 1999, (b) shares of Common Stock issuable upon the exercise of that portion of the Company's Class C Warrants (the "Class C Warrants") held by directors and executive officers that is exercisable within 60 days of April 15, 1999, and (c) shares of Common Stock issuable upon the exercise of that portion of the Class C Warrants held by Specialty Investment I LLC (the "Surety") that is exercisable within 60 days of April 15, 1999. Shares beneficially owned do not include (i) shares of Common Stock issuable upon exercise of Stock Options ("Protective A Options") that will be exercisable on or after the first date after the Class A Warrants become exercisable, (ii) shares of Common Stock issuable upon exercise of Stock Options ("Protective B Options") that will be exercisable on or after the first date after the Class B Warrants become exercisable or (iii) with respect to Class C Warrants issued to Specialty Investment 1 LLC, the shares of Common Stock issuable upon exercise of such Class C Warrants that become exercisable on the first date after the Aggregate Equity Trading Value (as defined below) equals or exceeds $25 million. The Class A Warrants become exercisable on or after the first date the Aggregate Equity Trading Value equals or exceeds $20 million and the Class B Warrants become exercisable on or after the first date the Aggregate Equity Trading Value equals or exceeds $25 million.

         As of April 15, 1999, the "Aggregate Equity Trading Value" equaled $4,612,500 and was determined by the Company's Board of Directors using the average closing price for the five trading days immediately preceding such date of the Common Stock of $0.5125 per share and 9,000,000 shares outstanding. Accordingly, the tables do not reflect shares of Common Stock issuable upon exercise of Class A Warrants, Class B Warrants and, except as otherwise noted, Class C Warrants.

CLASS A COMMON STOCK


                                                                             AS OF APRIL 15, 1999
                                                                 -----------------------------------------
                                                                   AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP OF        PERCENTAGE
                                                                   CLASS A COMMON STOCK          OF CLASS
                                                                 ------------------------      -----------
EXECUTIVE OFFICERS AND DIRECTORS
Alan R. Schlesinger.......................................               665,052 (1)               6.9%
Loren R. Rothschild.......................................               168,766 (2)               1.8%
Debbie A. Brownfield......................................                78,525 (3)                 *
E.H. Bulen................................................                68,335 (4)                 *
Gary A. Grossblatt........................................                45,501 (5)                 *
Stanford Springel.........................................                 2,500 (6)                 *




                                                                             AS OF APRIL 15, 1999
                                                                 -----------------------------------------
                                                                   AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP OF        PERCENTAGE
                                                                   CLASS A COMMON STOCK          OF CLASS
                                                                 ------------------------      -----------

John J. Wiesner...........................................                 2,500 (6)                 *
Paul M. Buxbaum...........................................                 2,500 (6)                 *
All directors and executive officers as a group (8 persons)            1,033,679 (7)              10.3%

5% STOCKHOLDERS

Dallas C. Troutman........................................             2,925,140 (8)              32.50%
   86776 McVay Highway
   Eugene, OR  97405

Specialty Investment I LLC................................             3,200,946 (9)              26.23%
   40 Broad Street
   Boston, Massachusetts  02109

---------------------

*    Less than 1%

(1) Includes 475,000 shares of Common Stock issuable upon the exercise of Base Options exercisable within 60 days of April 15, 1999, and 160,052 shares of Common Stock issuable upon the exercise of Class C Warrants. Mr. Schlesinger's address is c/o Lamonts Apparel, Inc., 12413 Willows Road, N.E., Kirkland, WA 98043.

(2) Includes 118,750 shares of Common Stock issuable upon the exercise of Base Options exercisable within 60 days of April 15, 1999, and 40,016 shares of Common Stock issuable upon the exercise of Class C Warrants.

(3) Includes 57,500 shares of Common Stock issuable upon the exercise of Base Options exercisable within 60 days of April 15, 1999, and 16,002 shares of Common Stock issuable upon the exercise of Class C Warrants.

(4) Includes 55,000 shares of Common Stock issuable upon the exercise of Base Options exercisable within 60 days of April 15, 1999, and 13,335 shares of Common Stock issuable upon the exercise of Class C Warrants.

(5) Includes 37,500 shares of Common Stock issuable upon the exercise of Base Options exercisable within 60 days of April 15, 1999, and 8,001 shares of Common Stock issuable upon the exercise of Class C Warrants.

(6)  Represents shares of Common Stock issuable upon the exercise of Stock
     Options.

(7) Includes 751,250 shares of Common Stock issuable upon the exercise of Base Options exercisable within 60 days of April 15, 1999, and 237,405 shares of Common Stock issuable upon the exercise of Class C Warrants.

(8) Based on Form 13D/A filed by Dallas C. Troutman ("Troutman") on March 22, 1999. Amount does not include 1,810,380 shares of Common Stock issuable upon exercise of Class A Warrants, and shares of Common Stock issuable upon exercise of 581,181 Class B Warrants.

(9) Represents Common Stock issuable upon the exercise of Class C Warrants issued in consideration of the guaranty made by the Surety of a $10,000,000 term loan made to the Company prior to the Plan Effective Date and partial exchange for the Surety's administrative claims.

CLASS B COMMON STOCK



                                                          AS OF APRIL 15, 1999
                                              -----------------------------------------
                                                AMOUNT AND NATURE OF
                                              BENEFICIAL OWNERSHIP OF        PERCENTAGE
                                                CLASS A COMMON STOCK          OF CLASS
                                              ------------------------      -----------

5% STOCKHOLDER

Specialty Investment I LLC (1) ..........              10                        100%
   40 Broad Street
   Boston, Massachusetts  02109


---------------------

(1) The sole member of the Surety is GBP LLC. Michael G. Frieze and Robert G. Sager are the ultimate beneficial owners of in excess of 80% of the aggregate outstanding interest in GBP LLC. Certain direct and indirect beneficial owners of the Surety are also beneficial owners of Gordon Brothers Partners, Inc.

                               EXECUTIVE OFFICERS

         Set forth below is the name, position and age of each of the Company's executive officers named in the Summary Compensation below.


Name                                              Age             Position
----                                              ---             --------
Alan R. Schlesinger......................          56             Chairman of the Board, Chief Executive
                                                                  Officer  and President

Loren R. Rothschild......................          60             Vice Chairman of the Board

Debbie A. Brownfield.....................          44             Executive Vice President, Chief Financial
                                                                  Officer, Treasurer and Secretary

E.H. Bulen...............................          48             Executive Vice President, Merchandising     and
                                                                  Stores

Gary A. Grossblatt.......................          39             Senior Vice President and General   Merchandise
                                                                  Manager


         See information provided under "Election of Directors" for Messrs. Schlesinger and Rothschild.

         Ms. Brownfield joined the Company as Vice President of Finance, Secretary and Treasurer in September 1985 and served as Acting Chief Financial Officer of the Company from January 1993 through August 1993. Ms. Brownfield was named Senior Vice President and Chief Financial Officer in December 1995 and was named Executive Vice President in June 1997.

         Mr. Bulen joined the Company in November 1995 as Senior Vice President and General Merchandise Manager. Mr. Bulen was named Executive Vice President, Merchandising and Stores in April 1998. Prior to joining the Company, Mr. Bulen was Vice President, Retail Stores, with Vans, Inc. from April 1993 through March 1995. He also has an extensive retail background with The May Company Department Stores, where he served in a variety of merchandising roles from February 1976 to January 1993.

         Mr. Grossblatt joined the Company in August 1997 as Senior Vice President and General Merchandise Manager. Prior to joining the Company, Mr. Grossblatt was Divisional Vice President and Divisional Merchandise Manager for Robinsons-May, where he served in a variety of merchandising roles since 1987.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding compensation for Fiscal 1998, the 52 weeks ended January 31, 1998 ("Fiscal 1997") and the 52 weeks ended February 1, 1997 ("Fiscal 1996") received by the individual who served as the Company's Chief Executive Officer during Fiscal 1998 and the four other most highly paid executive officers (the "Named Officers").


                                                              Annual Compensation
                                        ------------------------------------------------------------
                                                                              Long Term Compensation
                                                                                      Awards
                                                                            -------------------------      All Other
                                        Fiscal                                                           Compensation
     Name and Principal Position         Year   Salary ($)     Bonus($)       Other       Options(#)       ($)(1)
------------------------------------    ------  ----------   ------------  -----------   -----------     ------------

Alan R. Schlesinger................      1998    $495,000    $110,000 (2)    $9,140 (3)      50,000          $8,575
   Chairman of the Board,                1997     450,000     675,000 (4)         0       1,028,882           8,475
   Chief Executive Officer and           1996     450,000     100,000             0               0           5,100
   President

Loren R. Rothschild................      1998     181,245      80,000 (5)         0          12,500           4,352
   Vice Chairman of the Board            1997     240,000     187,000 (6)         0         257,224           2,790
                                         1996     240,000           0             0               0           2,790

Debbie A. Brownfield...............      1998     190,000           0             0          25,000           4,120
   Executive Vice President, Chief       1997     170,000      65,000 (7)         0         102,884           2,391
   Financial Officer, Treasurer and      1996     160,000      30,000             0               0           2,016
   Secretary

E. H. Bulen........................      1998     197,500           0            0          35,000           4,011
   Executive Vice President,             1997     175,000      50,000 (8)        0          85,737           2,119
   Merchandising and Stores              1996     152,000      15,000            0               0             661

Gary Grossblatt....................      1998     200,000           0            0          30,000             997
   Senior Vice President, General        1997      94,874 (9)  90,000 (10)  66,641 (11)     51,442             138
   Merchandise Manager


--------------------------------------------

(1) "All Other Annual Compensation" consists of (a) Company contributions to a tax qualified trust under the Company's Tax Relief Investments Protection Plan, as amended to date and (b) premiums paid by the Company for term life insurance pursuant to the Lamonts Apparel Group Life and Long-Term Disability Plan, effective July 7, 1991.

(2)  Represents guaranteed annual bonus pursuant to employment agreement.

(3) Represents payment of term life insurance premiums pursuant to employment agreement.

(4) Consists of a $400,000 bonus paid upon exit from Chapter 11, $100,000 guaranteed annual bonus, and $175,000 employment extension bonus.

(5)  Represents an employment extension bonus.

(6)  Represents bonus paid upon exit from Chapter 11.

(7) Consists of a $35,000 bonus paid upon exit from Chapter 11 and a guaranteed bonus of $30,000.

(8) Consists of a $30,000 bonus paid upon exit from Chapter 11 and a guaranteed bonus of $20,000.

(9)  Mr. Grossblatt commenced his employment with the Company in August 1997.

(10) Consists of a $20,000 bonus paid upon exit from Chapter 11, a signing bonus of $50,000, and a guaranteed bonus of $20,000.

(11) Represents relocation expenses which were reimbursed to Mr. Grossblatt.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth further information regarding the grants of Stock Options during Fiscal 1998 to the Named Officers. Since inception, the Company has not granted any stock appreciation rights.


                                                         Individual Grants
                               ---------------------------------------------------------------------
                               Number of Securities     Percent of      Exercise or                      Grant Date
                               Underlying Options     Total Options     Base Price                      Present Value
            Name                 Granted (#) (1)         Granted        ($/Share)    Expiration Date       ($) (2)
------------------------------ -------------------- ---------------- --------------  ---------------   ----------------
Alan R. Schlesinger..........        50,000              13.4%            $1.00         2/01/08            $49,480
Loren R. Rothschild..........        12,500               3.4%            $1.00         2/01/08             12,370
Debbie A. Brownfield.........        25,000               6.7%            $1.00         2/01/08             24,740
E.H. Bulen...................        35,000               9.4%            $1.00         2/01/08             30,907
Gary A. Grossblatt...........        30,000               8.0%            $1.00         2/01/08             25,959


----------

(1)  Granted pursuant to the Stock Option Plan

(2) The present value of the Stock Options and Class C Warrants was estimated on their date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: (a) no dividend yield; (b) expected volatility of 225%; (c) risk-free interest rate of 5.4%; and (d) expected life of 5 years.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES IN LAST FISCAL
YEAR

         The following table sets forth information regarding options exercised by the Named Officers during Fiscal 1998 and the number and value of unexercised options held at fiscal year-end.


                                                              Number of Securities
                                                             Underlying Unexercised            Value of Unexercised
                                                             Options/sars At Fiscal          In-the-money Options/sars
                                                                Year End(#)(1)(2)            At Fiscal Year End($)(3)
                                 Shares         Value     ---------------------------        -------------------------
            Name                Acquired      Realized    Exercisable   Unexercisable        Exercisable/unexercisable
            ----                --------      --------    -----------   -------------        -------------------------

Alan R. Schlesinger (4)..           0            N/A        419,201       659,681                     0/0
Loren R. Rothschild (5)..           0            N/A        104,802       164,922                     0/0
Debbie A. Brownfield (6).           0            N/A         46,918        80,966                     0/0
E.H. Bulen (7)...........           0            N/A         42,640        78,097                     0/0
Gary A. Grossblatt (8)...           0            N/A         27,834        53,608                     0/0


----------

(1) For purposes of calculating the number of securities underlying unexercised options at fiscal year-end that are exercisable, options that are exercisable include (a) vested Options and (b) that portion of the vested Class C Warrants that are currently exercisable. Options that are unexercisable include (i) unvested Options, (ii) Protective A Options and Protective B Options, (iii) unvested Class C Warrants and (iv) that portion of the vested Class C Warrants that are exercisable on the first date on which the Aggregate Equity Trading Value equals or exceeds $25 million.

(2) The Stock Options granted on January 31, 1998 vest annually on the anniversary of the grant. Because Fiscal 1998 ended on January 30, 1999, the additional 25% of the Stock Options granted on January 31, 1998 which vested on January 31, 1999 are not reflected as being exercisable in this table.

(3) As of the end of Fiscal 1998, none of the Stock Options or Class C Warrants were in-the-money.

(4) As of January 31, 1999, options to purchase 635,052 shares were exercisable and options to purchase 443,830 shares were unexercisable.

(5) As of January 31, 1999, options to purchase 158,766 shares were exercisable and options to purchase 110,958 shares were unexercisable.

(6) As of January 31, 1999, options to purchase 73,502 shares were exercisable and options to purchase 54,382 shares were unexercisable.

(7) As of January 31, 1999, options to purchase 68,335 shares were exercisable and options to purchase 52,402 shares were unexercisable.

(8) As of January 31, 1999, options to purchase 45,501 shares were exercisable and options to purchase 35,941 shares were unexercisable.


PENSION PLAN

         The Company maintains the Lamonts Apparel, Inc. Employees Retirement Trust, effective January 1, 1986 (as amended, the "Pension Plan"). The Pension Plan is a noncontributory defined benefit plan under which benefits are determined primarily by final average compensation and years of service. On February 26, 1998, the Board approved an amendment to the Pension Plan which provides that, effective April 1, 1998, benefits under the Pension Plan would cease to accrue. In addition, the entry of new participants would be prohibited. Participants not vested as of April 1, 1998 will continue to accrue vesting service after April 1, 1998. The following table contains the estimated annual benefits payable to Pension Plan participants in the specified compensation and years of service categories set forth therein:

PENSION PLAN TABLE (1) (3)


                                            Years of Service At Retirement (2)
                                 ------------------------------------------------------
      Final Average Earnings         15              20             25            30
      ----------------------         --              --             --            --

          $  150,000             $  20,302      $  27,070       $  33,837     $  40,604
             200,000                27,802         37,070          46,337        55,604
             250,000                35,302         47,070          58,837        70,604
             300,000                42,802         57,070          71,337        85,604
             350,000                50,302         67,070          83,837       100,604
             400,000                57,802         77,070          96,337       115,604
             450,000                65,302         87,070         108,837       130,604
             500,000                72,802         97,070         121,337       145,604
             550,000                80,302        107,070         133,837       160,604
             600,000                87,802        117,070         146,337       175,604


--------------------------------------------


(1) Compensation covered by the Pension Plan includes all payments for personal services as an employee of the Company other than deferrals under any non-qualified plan of the Company.

(2) As of January 30, 1999, credited years of service for the Named Executive Officers are as follows: Alan R. Schlesinger (3 years); Loren R. Rothschild (3 years); Debbie Brownfield (22.25 years); E.H. Bulen (2 years); and Gary Grossblatt (0 years).

(3) Benefits are based on the product of years of service multiplied by the sum of (a) 0.5% of the final average earnings plus (b) 0.5% of final average earnings in excess of the average 1997 Social Security Wage Base. Final average earnings are frozen as of April, 1998. However, in the case of Debbie Brownfield's service prior to January 1, 1995, benefits are based on the product of years of service multiplied by the sum of (a) 1.0% of final average earnings plus (b) 0.65% of final average earnings in excess of their 1994 Social Security Wage Base.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for developing and implementing the Company's executive compensation policies. The Compensation Committee's overall philosophy of executive compensation is to enhance the profitability of the Company, and thus stockholder value, by closely aligning the financial interests of the executive officers with those of the stockholders. The Compensation Committee seeks to realize this objective by the use of short term incentives --in the form of salary and cash bonuses -- and long term incentives -- in the form of stock option grants.

         The Compensation Committee may grant executive officers stock options under the Stock Option Plan. The purpose of such grants is to align the long-term interests of the executive and of the stockholders by enabling the executive to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock and to benefit from increases in the market value of such stock.

         In connection with considering executive compensation for Fiscal 1998, the Compensation Committee took account of the Company's recent emergence from Chapter 11 bankruptcy and the uncertainties created as a result of such bankruptcy proceedings. In light of such circumstances and uncertainties and the payment of certain one-time bonuses to certain executive officers in connection with the Plan of Reorganization, the Compensation Committee decided not to adjust the compensation of the executive officers for Fiscal 1998. See "Executive Compensation."

         In connection with the Company's reorganization under Chapter 11, (i) the Company and Mr. Schlesinger entered into an employment agreement which was amended and restated at the Plan Effective Date (the "Schlesinger Employment Agreement") and (ii) the Company and Loren R. Rothschild entered into an employment agreement which was amended and restated at the Plan Effective Date (the "Rothschild Employment Agreement"). The Schlesinger Employment Agreement and Rothschild Employment Agreement were the result of arms length negotiations between the official bondholders and unsecured creditors committees formed in connection with the Company's bankruptcy proceedings, on the one hand, and Messrs. Schlesinger and Rothschild, respectively, on the other hand. These agreements establish certain contractual requirements with respect to compensation for such executives. Under the Schlesinger Employment Agreement, Mr. Schlesinger receives (i) annual compensation of $450,000 subject to upward, nondiscretionary annual cost of living adjustments, (ii) a guaranteed $100,000 bonus subject to upward, nondiscretionary annual cost of living adjustments, and
(iii) reimbursement for his business expenses in the amount of $1,500 per month. Under the Rothschild Employment Agreement, Mr. Rothschild receives a salary of $150,000, subject to a non-discretionary annual cost of living adjustment. Under the Schlesinger Employment Agreement and Rothschild Employment Agreement, the compensation of Messrs. Schlesinger and Rothschild, respectively, are reviewed annually. The Schlesinger Employment Agreement and Rothschild Employment Agreement were each amended and restated on April 19, 1999. See "Employment and Severance Agreements." With respect to Fiscal 1999, the Compensation Committee has engaged an independent compensation consultant to assist the Compensation Committee determine the appropriate compensation levels for the Company's executive officers. The Compensation Committee expects to base salaries on the executive officer's experience and competitive conditions, and may adjust such salaries, from time to time, to reflect the executive's performance. In setting and making adjustments to salaries, the Compensation Committee expects to also consider salaries paid to similarly situated executive officers in comparable companies.

                                                 Compensation Committee
                                                 JOHN J. WIESNER
                                                 STANFORD SPRINGEL
                                                 PAUL M. BUXBAUM

EMPLOYMENT AND SEVERANCE AGREEMENTS

         For information about payments made by the Company to the Company's executive officers upon the Company's emergence from Chapter 11, see the information provided under " Summary Compensation Table" above.

         The Company and its Chief Executive Officer, Mr. Schlesinger, are parties to the Amended and Restated Employment Agreement dated as of April 19, 1999 (the "CEO Employment Agreement") with a term that ends on January 31, 2002. The CEO Employment Agreement provides for an annual salary of $450,000 and an annual guaranteed bonus of $100,000, each subject to a non-discretionary, upward adjustment for cost of living increases. As a result of cost of living adjustments made on February 1, 1999, Mr. Schlesinger's salary and guaranteed bonus are currently $510,950 and $113,478, respectively. Upon the occurrence of a Change in Control (as defined in the CEO Employment Agreement), (A) if the remainder of the term of the CEO Employment Agreement is less than two years, then the term of the agreement will be extended by that of number of months so that the term will end on the second anniversary of the occurrence of such Change in Control, or (B) if the remainder of the term is more than two years, then the term will not be extended. In the event that, after a Change in Control, Mr. Schlesinger's employment is terminated by the Company without cause or by Mr. Schlesinger for good reason (each as defined in the CEO Employment Agreement), Mr. Schlesinger will receive in one lump sum payment his salary for the remainder of the term plus the guaranteed bonus for the remainder of the term. In addition, upon a Change in Control all his outstanding options vest fully.

         The Company and its Vice Chairman of the Board, Mr. Rothschild, are parties to the Amended and Restated Employment Agreement dated as April 19, 1999 (the "Vice Chairman Employment Agreement") with a term that ends on April 1, 2001. The Vice Chairman Employment Agreement provides for an annual salary of $150,000, subject to a non-discretionary, upward adjustment. As a result of cost of living adjustments made on February 1, 1999 and a discretionary increase approved by the Compensation Committee in April 1999, Mr. Rothschild's salary is currently $174,876. Upon the occurrence of a Change in Control, the term of the Vice Chairman Employment Agreement will be extended so that it will end on the second anniversary of such Change in Control. In the event that, after a Change in Control, Mr. Rothschild's Employment Agreement with the Company is terminated without cause or for good reason, Mr. Rothschild will receive the salary for the remainder of the term in one lump sum payment. In addition, all his unvested options vest fully upon a Change in Control.

         The Company is also a party to employment agreements with Debbie A. Brownfield, E.H. Bulen and Gary A. Grossblatt (each of whom is a Named Officer, the "Executive Officer"). The term of the Executive Officer Employment Agreements ends on March 31, 2001. The Executive Officer Employment Agreements provide for salaries and bonuses that are set from time to time by the Compensation Committee of the Board of Directors. Upon an occurrence of a Change in Control, (A) if the term of the Executive Officer Employment Agreement is scheduled to end within 15 months of the occurrence of such Change in Control, then the term will be extended by that number of months so that it will end at the end of the fifteenth month from the occurrence of such Change in Control, or
(B) if the term is scheduled to end after 15 months from the occurrence of such Change in Control, then the term will not be extended. In the event that, after a Change in Control, the Executive's employment with the Company is terminated without cause or for good reason, then the executive will receive his or her salary for the remainder of the term of such Executive Employment Agreement. In the event of a Change in Control, all their unvested options vest fully.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

DESCRIPTION OF PROPOSAL

         The Board has approved, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") eliminating the prohibition against issuance of nonvoting securities. If Proposal 2 is approved, the Certificate of Incorporation will indicate that Article V has been intentionally omitted.

         Article V of the Certificate of Incorporation states in its entirety as follows:

         "The Corporation shall not issue nonvoting equity securities to the extent prohibited by Section 1123 of the Bankruptcy Code as in effect on the effective date of the Plan of Reorganization; PROVIDED, that
         Article V: (i) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (ii) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation; and
         (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect."


REASONS FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         Section 1123(a)(6) of the Bankruptcy Code prohibits a court from confirming any plan of reorganization unless the reorganizing company includes in its charter a provision prohibiting the issuance of nonvoting equity securities. Accordingly, under the Plan of Reorganization, since the Plan Effective Date the Certificate of Incorporation has contained a provision which prohibits the Company from issuing nonvoting equity securities. The Bankruptcy Code contains a broad definition of equity securities including any options or warrants to purchase voting securities of a company.

         In the Board's view, the prohibitions described above should be eliminated because (A) they are no longer required since they were included in the Certificate of Incorporation solely to satisfy the requirement of the Plan of Reorganization that they be included as a condition to confirmation of the Plan of Reorganization and the Plan of Reorganization has been fully consummated, (B) the language of the prohibition (which was approved by the Bankruptcy Court as part of the Plan of Reorganization) provides that the prohibition may be amended or eliminated in accordance with applicable law as from time to time in effect, (C) the prohibitions prevent the Board from exercising its rights under Delaware law by hampering its ability to issue nonvoting equity securities if it determines that such issuance may be in the best interest of the Company or its stockholders, (D) such provisions are highly unusual for public companies, and (E) without the amendment, the Company may be limited in its ability to provide appropriate incentives to its executive officers, managers and other selected employees.

         The Company's ability to issue nonvoting equity securities could make it more difficult for a third party to acquire or control the Company, and could discourage a third party from attempting to acquire or control the Company.

PROPOSAL

         Stockholders are being asked to approve the amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve the amendment to the Certificate of Incorporation. To the extent that this Proposal 2 is not approved by the stockholders of the Company and Proposal 3 is approved, the Company may not be able to implement Proposal 3 by issuing any new stock options permitted by Proposal 3 because any grant of an option may be deemed violative of the provisions contained in Article V of the Certificate of Incorporation.

                        THE BOARD UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" APPROVAL OF THE PROPOSAL.


                                   PROPOSAL 3

                            APPROVAL OF AMENDMENTS TO
                     LAMONTS APPAREL, INC. STOCK OPTION PLAN

DESCRIPTION OF THE PROPOSAL

         The Board has approved, subject to stockholder approval, certain amendments to the Stock Option Plan. These amendments, if approved by stockholders, will (i) increase the number of shares available for issuance under the Stock Option Plan by 750,000 shares from 1,708,729 shares to 2,458,729 shares, (ii) change the definition of a "Change in Control" in the Stock Option Plan, and (iii) remove certain references to the Plan of Reorganization and the terms on which the options referenced in the second sentence were granted. Approval of the amendments will be deemed to constitute authority to the Company to prepare an amended and restated text of the Stock Option Plan that incorporates the amendments and is titled the Lamonts Apparel, Inc. Amended and Restated 1998 Stock Option Plan.

         The Stock Option Plan took effect on the Plan Effective Date in accordance with the terms of the Plan of Reorganization. Of the 1,708,729 shares originally available for issuance under the Stock Option Plan, options exercisable for 1,333,729 shares were issued on or after the Plan Effective Date on terms specified by the Plan of Reorganization. As of April 15, 1999, the Company had 70,975 shares available to grant under the existing pool of options. The Company believes that the proposed increase in the number of shares available for grant under the Stock Option Plan is necessary in order to ensure that there will be a sufficient reserve of shares to permit the grant of further options to selected existing and new employees of the Company.

         The Company also believes that it is appropriate and necessary to revise the definition of "Change in Control" in order to take into account the possibility of certain transactions which were not contemplated at the time the Stock Option Plan was originally adopted.

         With respect to deletion of certain references in the Stock Option Plan to the Plan of Reorganization, the Company believes that removal of such provisions or references will make the Stock Option Plan more easily understood and is appropriate in light of the fact that the Plan of Reorganization has been fully consummated.

DESCRIPTION OF THE STOCK OPTION PLAN

         The Stock Option Plan is intended to strengthen the Company by providing selected employees, consultants and directors of the Company an opportunity to participate in the Company's future by offering them an opportunity to acquire stock in the Company so as to retain, attract and motivate them. Administration of the Stock Option Plan may either be by the Board or a Committee of the Board comprised of two or more non-employee directors (in either case, the "Committee"). The Committee may select employees, consultants and directors to receive options under the Stock Option Plan and has broad discretion to determine the amount, terms and conditions of the options, as well as to construe and interpret the Stock Option Plan. Individual grants will generally be based on a person's present and potential contribution to the Company. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any option that will be granted in the future to any eligible individual or group of individuals.

         Only non-qualified stock options (each an "Option" and collectively, the "Options") may be granted under the Stock Option Plan. No award may be granted under the Stock Option Plan on or after July 9, 2009, but outstanding awards may extend beyond that date.

         The Committee may determine the exercise price, term and exercisability of any Option granted under the Stock Option Plan. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any Option granted under the Stock Option Plan.

         The consideration payable for, upon exercise of, or for tax payable in connection with, an Option may be paid in cash or by delivery of other securities of the Company, as authorized by the Committee. Options may also be exercised by payment of all or portion of the aggregate exercise price by having shares of stock with a fair market value on the date of exercise equal to the exercise price withheld by the Company or sold by a broker dealer under certain circumstances. The Company will not receive any consideration upon the grant of any Options. Options generally cease to be exercisable when a participant's employment, directorship or consultancy terminates unless otherwise stated in the Option Agreement. Options are not assignable or otherwise transferable other than by will or by the laws of descent and distribution.

         The Stock Option Plan authorizes the Committee, subject to the provisions of the Stock Option Plan and all applicable federal and state laws, rules and regulations, to make loans to optionees, on such terms and conditions as the Committee determines, to enable them to purchase shares issuable upon the exercise of Options. Loans must be evidenced by a promissory note or other agreement signed by the borrower, containing such repayment provisions and other terms and conditions as the Committee determines.

         The issuance or exercise of any new Options issuable as a result of the increase in the number of shares available for issuance under the Stock Option Plan may trigger an adjustment to the exercise price of the Class A Warrants, Class B Warrants and Class C Warrants and the number of shares of Common Stock issuable upon exercise of such warrants.

         The Board may at any time and from time to time alter, amend, suspend or terminate the Stock Option Plan in whole or in part, except that the consent of a participant is required if the participant's rights under an outstanding Option would be impaired.

         The Stock Option Plan constitutes an unfunded plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or arrangements to meet the obligations under the Stock Option Plan to deliver stock or make payments.

         In the event of a "change in control" of the Company (a) all outstanding Options that are not exercisable become fully vested and exercisable and (b) all restrictions and limitations applicable to any Option lapse. The Stock Option Plan currently includes, among several events that constitute a "change in control" of the Company, approval by the Company's stockholders of a merger or consolidation of the Company with another company, with two exceptions. One of these exceptions is a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the Company (or such surviving or parent entity) outstanding after the transaction. The Company believes it is appropriate and necessary to revise this exception to increase the percentage from 50% to 70%. This change would better reflect the possibility that the Company might engage in a merger or consolidation involving a significant shift of the ownership of its voting securities but not necessarily involving a shift in ownership of an absolute majority of its voting power. The Company believes that such a transaction should constitute a "change in control" of the Company for the purposes of accelerating the exercisability of outstanding Options.

         The following table shows the number of shares awarded to the executive officers and identified groups under the Stock Option Plan in Fiscal 1998. All options were granted at fair market value as of the date of grant.


NAME AND POSITION                                                                              NUMBER OF SHARES
-----------------                                                                              ----------------

Alan R. Schlesinger.......................................................................               50,000
    Chairman of the Board, Chief Executive Officer and President

Loren R. Rothschild.......................................................................               12,500
    Vice Chairman of the Board

Debbie A. Brownfield......................................................................               25,000
    Executive Vice President, Chief Financial Officer, Treasurer and Secretary

E.H. Bulen................................................................................               35,000
    Executive Vice President, Merchandising and Stores

Gary Grossblatt...........................................................................               30,000
    Senior Vice President and General Merchandise Manager

All executive officers as a group.........................................................              152,500

All directors who are not executive officers as a group...................................               15,000

All employees and consultants (other than executive officers) as a group..................              220,500

FEDERAL INCOME TAX CONSEQUENCES

         THE FOLLOWING SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES IS BASED UPON EXISTING STATUTES, REGULATIONS AND INTERPRETATIONS THEREOF. THE APPLICABLE RULES ARE COMPLEX, AND INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PLAN PARTICIPANT. THIS PROXY STATEMENT DESCRIBES FEDERAL INCOME TAX CONSEQUENCES OF GENERAL APPLICABILITY, BUT DOES NOT PURPORT TO DESCRIBE PARTICULAR CONSEQUENCES TO EACH INDIVIDUAL PLAN PARTICIPANT OR FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES, WHICH MAY DIFFER FROM THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

         AWARD; EXERCISE. The recipient of an Option (the "Optionee") does not recognize taxable income upon the award of an Option. Upon exercise of a vested Option, the Optionee will have ordinary income at the time of exercise measured by the excess of the fair market value of the shares purchased over the Option exercise price (the "Option Spread") on the date exercised. The Optionee's tax basis in the shares will be the share's fair market value on the date of exercise, as determined by the last price for the day on the public markets, and the holding period for purposes of determining whether capital gain or loss upon sale is long-or short-term also will begin on that date.

         The amount of ordinary income taxable to an Optionee who was an employee at the time of grant or at the time the option is held constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company and the Company receives a corresponding income tax deduction.

         SALE OF OPTION SHARES. Upon sale, other than to the Company, of shares acquired under an Option, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss but will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

         EXERCISE WITH STOCK. If an Optionee tenders common stock to pay all or part of the exercise price of an Option, the Optionee recognizes ordinary income from the exercise of the option but will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a basis equal to their fair market value of the date the options was exercised.

SPECIAL FEDERAL INCOME TAX CONSIDERATION DUE TO SHORT SWING PROFIT RULE

         The potential liability of a person subject to Section 16 of the Exchange Act to repay short-swing profits from the resale of shares acquired under a Company plan constitutes a "substantial risk of forfeiture" within the meaning of the above-described rules, which is treated as lapsing at such time as the potential liability under Section 16 lapses. Persons subject to Section 16 who would be required by Section 16 to repay profits from the immediate resale of stock acquired under a Company plan should consider whether to file a
Section 83(b) Election at the time they acquire stock under a Company plan in order to avoid deferral of the date that they are deemed to acquire shares for federal income tax purposes.

PROPOSAL

         Stockholders are being asked to approve the amendments to the Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the common stock of the Company present and entitled to vote at the Annual Meeting is required to adopt the amendments to the Stock Option Plan.

                        THE BOARD UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" APPROVAL OF THE PROPOSAL.

                              CERTAIN TRANSACTIONS

         On January 12, 1999, the Company issued a press release relating to the commencement of preliminary discussions between the Company and Troutman Investment Company ("Troutman") with respect to a possible business combination between the Company and Troutman. Mr. Dallas C. Troutman is the President and Chairman of the Board of Directors of Troutman. There can be no assurance that the Company and Troutman will continue these negotiations or enter into a possible business combination. See "Security ownership of Certain Beneficial Owners and Management."

         For a description of employment agreements between the company and the named officers, please see "Employment and Severance Agreements."

STOCK PRICE PERFORMANCE GRAPH

                 Comparison of 12 Month Cumulative Total Return*
        Among Lamonts Apparel, Inc., the NASDAQ Stock Market (U.S.) Index
                        And the NASDAQ Retail Trade Index

                                [GRAPH OMITTED]

Lamonts Apparel Inc (LMNT)


                                                              CUMULATIVE TOTAL RETURN
                            ------------------------------------------------------------------------------------------
                            2/12/98 2/98   3/98   4/98   5/98   6/98   7/98   8/98   9/98  10/98  11/98  12/98   1/99
                            ------------   ----   ----   ----   ----   ----   ----   ----  -----  -----  -----   ----
LAMONTS APPAREL, INC          100    133    167    183     83     50    100     75     83     50     50     38    108
NASDAQ STOCK MARKET (U.S.)    100    103    107    109    103    110    109     87    100    104    114    129    148
NASDAQ RETAIL TRADE           100    103    112    112    108    115    106     79     83     93    106    114    116



         *$100 invested on 2/12/98 in stock or index - including reinvestment of dividends for the fiscal year ending January 30.


                              INDEPENDENT AUDITORS

         The Board of Directors has selected Deloitte & Touche LLP, independent accountants ("Deloitte & Touche"), to audit the consolidated financial statements of the Company for the fiscal year ending January 29, 2000. Representative of Deloitte & Touche are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

         On July 9, 1998, the Company terminated its engagement of PricewaterhouseCoopers LLP ("PwC") as its independent accountants. During the quarter ended May 2, 1998, Fiscal 1997 and Fiscal 1996, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreement, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         On July 29, 1998, the Company engaged Deloitte & Touche LLP as its principle accountants to audit the Company's consolidated financial statements.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Board does not intend to bring any other business before the Annual Meeting and, under the advance notice provisions of the Company's Bylaws, no other matters may be brought before the Annual Meeting except for those by or at the direction of the Board. See "Stockholder Proposals." As to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.


                              STOCKHOLDER PROPOSALS

         Under the Bylaws, nominations for elections to the Board and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from the Company) only if such shareowner (i) was a shareowner of record at the time of the giving of a required notice, (ii) is entitled to vote at the meeting and (iii) has given the required notice. In addition, business other than a nomination for election to the Board must be a proper matter for action under Delaware law, the Certificate of Incorporation and Bylaws of the Company. The required notice must be in writing, contain specified information and be delivered to the Company's principal executive offices no earlier than March 21, 2000 and no later than April 20, 2000; provided, however, that if the date of the annual meeting is earlier than June 10, 2000 or later than August 8, 2000, the notice, to be timely, must be so delivered by the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

         Separate and apart from the required notice described in the preceding paragraph, the rules promulgated by the SEC under the Exchange Act (the "SEC Stockholder Proposal Rules") entitle a Company shareowner to require the Company to include a shareowner proposal in the proxy materials distributed by the Company. However, the SEC Stockholder Proposal Rules do not require the Company to include in its proxy materials any nomination for election to the Board (or any other office with the Company), impose certain other limitations on the content of a shareowner proposal, and also contain certain eligibility, timeliness, and other requirements (including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the Common Stock for at least one year before the proposal is submitted by the proponent). To be considered as satisfying the requirements of the SEC Stockholder Proposal Rules in connection with the proxy materials to be distributed by the Company with respect to the 2000 Annual Meeting, shareowner proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than February 5, 2000.


                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       Debbie A. Brownfield
                                       SECRETARY

Kirkland, Washington
June 4, 1999



 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU
      PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE
             ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

LAMONTS APPAREL, INC.
12413 WILLOWS ROAD, N.E., KIRKLAND, WA 98034                              PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JULY 9, 1999.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

By signing the proxy, you revoke all prior proxies and appoint Alan R. Schlesinger and Loren R. Rothschild, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                 (Continued and to be signed on reverse side)

                            - Please detach here -

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.
1.   Election of directors:  1. Alan R. Schlesinger   4. John J. Wiesner
                             2. Loren R. Rothschild   5. Paul M. Buxbaum
                             3. Stanford Springel

/ / Vote FOR all nominees      / / Vote WITHHELD

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.) / /

2.  Proposal (2) AMENDMENT TO CERTIFICATE OF INCORPORATION
    / / Vote FOR     / / Vote AGAINST      / / ABSTAIN

3.  Proposal (3) AMENDMENTS TO 1998 STOCK OPTION PLAN
    / / Vote FOR     / / Vote AGAINST      / / ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE FOR THE ELECTION OF SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTOR(S) AS SUCH PROXIES SHALL SELECT IF ANY NOMINEE(S) NAMED ABOVE BECOME(S) UNABLE TO SERVE AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF, INCLUDING, AMONG OTHER THINGS, A MOTION TO ADJOURN THE ANNUAL MEETING OR THE VOTE ON ANY ITEM OF BUSINESS TO ANOTHER TIME OR PLACE FOR, AMONG OTHER THINGS, THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

Address Change? Mark Box / /
Indicate changes below:





Date
     -------------------------

/                            /
Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should indicate full name of corporation and title of authorized officer signing the proxy.

                                                                      APPENDIX A





                              LAMONTS APPAREL, INC.

                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----



1. PURPOSE; TYPES OF OPTIONS; CONSTRUCTION........................................................................1


2. DEFINITIONS....................................................................................................1


3. ADMINISTRATION.................................................................................................4


4. ELIGIBILITY....................................................................................................5


5. STOCK SUBJECT TO THE PLAN......................................................................................5


6. SPECIFIC TERMS OF OPTIONS......................................................................................6


7. CHANGE IN CONTROL PROVISIONS...................................................................................7


8. LOAN PROVISIONS................................................................................................7


9. GENERAL PROVISIONS.............................................................................................8


                              LAMONTS APPAREL, INC.

                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN


1.       PURPOSE; TYPES OF OPTIONS; CONSTRUCTION.

         The Amended and Restated 1998 Stock Option Plan (the "Plan") of Lamonts Apparel, Inc. (the "Company") was originally adopted (the "Original Plan") pursuant to the "Debtor's Modified and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code" (the "Reorganization Plan") which was filed by the Company and confirmed by order of the United States Bankruptcy Court for the Western District of Washington at Seattle on December 18, 1997 and is amended and restated on May ___, 1999 to afford an incentive to selected employees, consultants and directors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or consultants, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business. Pursuant to Section 6 of the Plan, non-qualified stock options may be granted under the Plan. The Plan also provides the authority to make loans to purchase stock option shares. The Plan is designed to comply with the requirements of Regulation G (12 C.F.R. ss.207) regarding the purchase of shares on margin and the conditions for exemption from short-swing profit recovery rules under Rule 16b-3 of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof.

2.       DEFINITIONS.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Affiliate" means any entity if, at the time of granting of an Option or a Loan, (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

         (b) "Aggregate Equity Trading Value" shall have the meaning set forth in the Warrant Agreement.

         (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

         (d) "Board" means the Board of Directors of the Company.

         (e) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

               (i) any "person", as such term is defined in Section 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock or (D) as a result of the exercise of warrants issued under the Warrant Agreement), becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities:

               (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of Section 2(e)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 70% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" means the Board or the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

         (h) "Company" means Lamonts Apparel, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

         (i) "Employment Agreements " means those certain employment agreements between each of Messrs. Schlesinger and Rothschild and the Company in effect on the Effective Date.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

         (k) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market (including without limitation the Over the Counter Bulletin Board), the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

         (l) "Loan" means the proceeds from the Company borrowed by a Plan participant under Section 8 of the Plan.

         (m) "Non-Qualified Stock Option" means any Option that is designated as a non-qualified stock option.

         (n) "Option" means a right, granted to an Optionee under Section 6, to purchase shares of Stock.

         (o) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

         (p) "Optionee" means a person who, as a director, employee or consultant of the Company, a Subsidiary or an Affiliate, has been granted an Option under the Plan.

         (q) "Plan" means this Lamonts Apparel, Inc. Amended and Restated 1998 Stock Option Plan, as amended from time to time.

         (r) "Rule 16b-3 " means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

         (s) "Stock" means shares of the Class A Common Stock, par value $.01 per share, of the Company.

         (t) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         (u) "Warrant Agreement" means that certain Warrant Agreement, dated as of January 31, 1998, between the Company and Norwest Bank Minnesota, N. A., as Warrant Agent, adopted pursuant to the Reorganization Plan.

3.       ADMINISTRATION.

         The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options and make Loans; to determine the persons to whom and the time or times at which Options shall be granted and Loans shall be made; to determine number of Options to be granted and the amount of any Loan, the number of shares of Stock to which an Option may relate and the terms, conditions and performance criteria (if any) relating to any Loan; and to determine whether, to what extent and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Options and Loans in recognition of unusual or non recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Option or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements and any promissory note or agreement related to any Loan (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any shareholder.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted or Loan made hereunder.

4.       ELIGIBILITY.

         Options and Loans may be granted to selected employees, consultants and directors (including directors who are employees of the Company) of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Options and Loans shall be granted and the amount of any Loan (including the number of shares and exercise price to be covered by such Option), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.       STOCK SUBJECT TO THE PLAN.

         Two Million-Four Hundred and Fifty Eight Thousand-Seven Hundred-Twenty-Nine (2,458,729) shares of Stock shall be reserved for issuance upon exercise of Options granted under the Plan, of which (i) up to a maximum of 1,333,729 shares shall be available for issuance upon exercise of Options distributed as set forth on Exhibit A to the Original Plan and otherwise in accordance with the Employment Agreements and (ii) 1,125,000 shares shall be reserved for issuance upon exercise of additional options, if, and to the extent, the Committee determines that such reservation of additional shares is in the best interest of the Company (subject to adjustment as provided herein). Such shares may, in whole or in part, be authorized but unissued shares of Stock or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or other wise. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.

         If any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as are reasonably necessary or appropriate to any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the grant or exercise price relating to any Option. There shall be no change or adjustment whatsoever to any Option granted hereunder as a result of the exercise of any warrants issued pursuant to the Warrant Agreement.

6.       SPECIFIC TERMS OF OPTIONS.

         (a) GENERAL. The term of each Option shall be for such period as may be determined by the Committee. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Options to purchase 1,333,729 shares of stock were granted to certain employees of the Company in accordance with the Reorganization Plan. No single individual may be granted options hereunder to purchase more than 800,000 shares of Stock during any calendar year during the term of the plan.

         (b) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED that in no event shall the exercise price for the purchase of shares be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Optionee, or a combination of both, in an amount having a combined value (based on the Fair Market Value of such Stock) equal to such exercise price. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. ss.220 or any successor thereof.

         (c) TERM AND EXERCISABILITY OF OPTIONS. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Option Agreement, PROVIDED that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

         (d) TERMINATION OF EMPLOYMENT, ETC. An Option may not be exercised unless the Optionee is then a director of, in the employ of, or then maintains a consulting relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; PROVIDED that the Option Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

         (e) OTHER PROVISIONS. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

7.       CHANGE IN CONTROL PROVISIONS.

         In the event of a Change in Control (unless otherwise determined by the Committee prior to the occurrence of such Change in Control):

         (a) any Option carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and

         (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Option granted under the Plan shall lapse and such Options shall be deemed fully vested, and any performance conditions imposed with respect to Options shall be deemed to be fully achieved.

8.       LOAN PROVISIONS.

         Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations including, but not limited to, the requirements of Regulation G (12 C.F.R.

ss. 207), the Committee shall have the authority to make Loans to Optionees (on such terms and conditions as the Committee shall determine), to enable such Optionees to purchase shares issuable upon the exercise of Options. Loans shall be evidenced by a promissory note or other agreement signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

9.       GENERAL PROVISIONS.

         (a) NONTRANSFERABILITY. Options shall not be transferable by an Optionee except by will or the laws. of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of an Optionee only by such Optionee or his guardian or legal representative.

         (b) NO RIGHT TO CONTINUED EMPLOYMENT, ETC. Nothing in the Plan or in any Option granted or Loan made or any Option Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of or to continue as a consultant of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment or consulting relationship.

         (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan, including from a distribution of Stock, or any other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

         (d) AMENDMENT AND TERMINATION OF THE PLAN. The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; PROVIDED THAT no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option or Loan theretofore granted under the Plan.

         (e) NO RIGHTS TO OPTIONS OR LOANS: NO SHAREHOLDER RIGHTS. No Optionee shall have any claim to be granted any Option or Loan under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to him for such shares.

         (f) UNFUNDED STATUS OF OPTIONS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to an Optionee pursuant to an Option, nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

         (g) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         (h) REGULATIONS AND OTHER APPROVALS.

               (i) The obligation of the Company to sell or deliver Stock with respect to any Option granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

               (ii) Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Stock, no such Option shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

               (iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Exchange Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Exchange Act, and the Committee may require an Optionee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such

Stock, to represent to the Company in writing that the Stock acquired by such Optionee is acquired for investment only and not with a view to distribution.

         (i) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof

         (j) EFFECTIVE DATE. The Plan became effective on January 31, 1998 and this amendment and restatement shall take effect on May 1999.